As filed with the Securities and Exchange Commission on February 9, 2011
     Registration No. 333-164102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Builders FirstSource, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	52-2084569
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Telephone: (214) 880-3500
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Donald F. McAleenan
Senior Vice President, General Counsel and Secretary
Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Telephone: (214) 880-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the effective date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TABLE OF ADDITIONAL REGISTRANTS
     The following domestic subsidiaries of Builders FirstSource, Inc. are guarantors of the 2016 notes and are co-registrants:

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter	Organization	Number
BFS, LLC	Delaware	61-1367103
BFS IP, LLC	Delaware	75-2922461
BFS Texas, LLC	Delaware	75-2896779
Builders FirstSource Holdings, Inc.	Delaware	20-0484735
Builders FirstSource—Atlantic Group, LLC	Delaware	52-2080519
Builders FirstSource—Colorado Group, LLC	Delaware	84-0387679
Builders FirstSource—Colorado, LLC	Delaware	84-0387679
Builders FirstSource—Dallas, LLC	Delaware	75-2794867
Builders FirstSource—Florida Design Center, LLC	Delaware	59-3534078
Builders FirstSource—Florida, LLC	Delaware	52-2172981
Builders FirstSource—MBS, LLC	Delaware	52-2084569
Builders FirstSource—Northeast Group, LLC	Delaware	22-1604491
Builders FirstSource—Ohio Valley, LLC	Delaware	31-1610525
Builders FirstSource—Raleigh, LLC	Delaware	56-1454419
Builders FirstSource—Southeast Group, LLC	Delaware	57-0618425
Builders FirstSource—Texas GenPar, LLC	Delaware	75-2831211
CCWP, Inc.	South Carolina	57-1011512
Builders FirstSource—Intellectual Property, L.P.	Texas	75-2922458
Builders FirstSource—South Texas, L.P.	Texas	75-2916346
Builders FirstSource—Texas Group, L.P.	Texas	75-2831224
Builders FirstSource—Texas Installed Sales, L.P.	Texas	75-2896780
c/o Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Telephone: (214) 880-3500
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Donald F. McAleenan
Senior Vice President, General Counsel and Secretary
Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600
Dallas, Texas 75201
Telephone: (214) 880-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES
     Builders FirstSource, Inc. (the “Company”) filed a registration statement (the “Registration Statement”) on Form S-3 (No. 333-164102) with the Securities and Exchange Commission on December 31, 2009 to register the resale from time to time of up to 2,042,056 shares of its common stock, par value $.01 per share, $139,751,000 in aggregate principal amount of the Company’s Second Priority Senior Secured Floating Rate Notes due 2016, and the guaranties of those notes by the Company’s subsidiaries (collectively, the “Securities”). The Registration Statement was declared effective on January 21, 2010.
     We are filing this Post-Effective Amendment No. 1 to deregister the Securities because our obligation to keep the Registration Statement effective, pursuant to the terms of the Support Agreement between us and the various selling securityholders under the Registration Statement, has expired. We hereby terminate the effectiveness of the Registration Statement and deregister all of the Securities registered under the Registration Statement that were not sold thereunder as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 9, 2011.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Floyd F. Sherman
	Name:	Floyd F. Sherman
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Floyd F. Sherman Floyd F. Sherman	President, Chief Executive Officer, and Director (principal executive officer)	February 9, 2011

/s/ M. Chad Crow M. Chad Crow	Senior Vice President and Chief Financial Officer (principal financial officer)	February 9, 2011

/s/ Brad A. Leist Brad A. Leist	Vice President and Controller (principal accounting officer)	February 9, 2011

* Paul S. Levy	Chairman and Director	February 9, 2011

* David A. Barr	Director	February 9, 2011

* Cleveland A. Christophe	Director	February 9, 2011

* Ramsey A. Frank	Director	February 9, 2011

* Michael Graff	Director	February 9, 2011

Signature	Title	Date

* Robert C. Griffin	Director	February 9, 2011

* Kevin J. Kruse	Director	February 9, 2011

* Brett N. Milgrim	Director	February 9, 2011

* Craig A. Steinke	Director	February 9, 2011

* By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 9, 2011.

BFS, LLC
BFS IP, LLC
BFS Texas, LLC
Builders FirstSource Holdings, Inc.
Builders FirstSource—Atlantic Group, LLC
Builders FirstSource—Colorado Group, LLC
Builders FirstSource—Colorado, LLC
Builders FirstSource—Dallas, LLC
Builders FirstSource—Florida Design Center, LLC
Builders FirstSource—Florida, LLC
Builders FirstSource—Intellectual Property, L.P.
Builders FirstSource—MBS, LLC
Builders FirstSource—Northeast Group, LLC
Builders FirstSource—Ohio Valley, LLC
Builders FirstSource—Raleigh, LLC
Builders FirstSource—South Texas, L.P.
Builders FirstSource—Southeast Group, LLC
Builders FirstSource—Texas GenPar, LLC
Builders FirstSource—Texas Group, L.P.
Builders FirstSource—Texas Installed Sales, L.P.
CCWP, Inc.

By:	/s/ Floyd F. Sherman
	Name:	Floyd F. Sherman
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Floyd F. Sherman Floyd F. Sherman	Chief Executive Officer, Director and Manager (principal executive officer)	February 9, 2011

/s/ M. Chad Crow M. Chad Crow	Senior Vice President, Chief Financial Officer, Director and Manager (principal financial officer)	February 9, 2011

/s/ Donald F. McAleenan Donald F. McAleenan	Senior Vice President, Secretary, Director and Manager	February 9, 2011

/s/ Brad A. Leist Brad A. Leist	Vice President and Controller (principal accounting officer)	February 9, 2011